Exhibit 10.7

Alibaba Group Holding Limited (the “Company”)

Partner Capital Investment Plan (the “Plan”)

Purpose:	The purpose of the Plan is to provide senior employees of the Company and its Related Entities (as defined below) who have been elected partners of the Alibaba management partnership (the “Partners”) an opportunity to invest in the Company’s equity securities in order to align the interests of the Company and the Partners.

Plan Administrator:	The Plan shall be interpreted in a manner consistent with the Alibaba Group Holding Limited 2011 Equity Incentive Plan (the “2011 Plan”). The administrator of the Plan shall be a committee comprised of Jack Yun Ma and Joseph C. Tsai (the “Administrator”) (or such other person designated by the board of directors of the Company (the “Board”) in the event that Jack Yun Ma or Joseph C. Tsai ceases to be an executive director of the Company).

Participants:	Senior employees of the Company and its Related Entities who have been elected as Partners from time to time, or their related entities or trusts that fall within the definition of a Permitted Transferee (as defined below) (each a “Participant” and collectively, “Participants”).

“Related Entities” means Person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any Person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

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“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

Allocated Shares:	Initially 18,000,000 newly issued ordinary shares, par value US$0.000025 per share, in the Company (“Alibaba Shares”), and in the future such additional Alibaba Shares as the Board shall approve from time to time, will be allocated to the Plan (the “Plan Shares”) and this number shall be taken from the pool approved for the 2011 Plan.

Plan Vehicles:	The Plan Shares will be held by Cayman Islands companies established as special-purpose vehicles (the “SPVs”). Each SPV will hold certain number of Plan Shares until they are delivered to Participants upon exchange of the EOS (as defined below) issued by the SPV to the Participants, from time to time, pursuant to the provisions below.

SPV Securities:	Each of the SPVs will issue three classes of securities:

(i) voting ordinary shares (“OS”);

(ii) non-voting exchangeable ordinary shares (“EOS”);

(iii) non-voting convertible preference shares (“CPS”).

The OS of each SPV will be issued to the Company (or directly to a Trust (as defined below)), which will issue the Plan Shares (or cause the Plan Shares to be issued) to each SPV in exchange for the OS issued by such SPV. In the event that the Company undertakes an initial public offering of its securities, the OS held by the Company in each SPV shall, if necessary in connection with the relevant securities laws or stock exchange rules, be transferred to a trust established to hold the SPVs for the benefit of Participants in accordance with the terms of the Plan (the “Trust”).

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The first SPV established for purposes of the Plan (“SPV I”) will issue:

(i) OS;

(ii) 13,000,000 EOS;

(iii) 13,000,000 CPS.

The OS will be issued to the Company, which will issue the Plan Shares to the SPV in exchange for the OS issued by SPV I. CPS of SPV I will be issued to the Participants at an initial subscription price of US$4.00 per share (the “Subscription Price”).

The Company will issue an additional 5,000,000 Plan Shares to a second SPV (“SPV II”) to be established to issue securities to future Participants pursuant to the Plan. Jack Yun Ma and Joseph C. Tsai (or a trust established by them for the benefit of future Participants) will initially subscribe for the CPS at the Subscription Price (the “Initial Subscriber”) issued by SPV II and will hold such CPS on behalf of future Participants. Future Participants shall be entitled to purchase the CPS from the Initial Subscriber at the Subscription Price, plus a compounded annual interest cost as determined by the Initial Subscriber. The Initial Subscriber will be an agent on behalf of future Participants and will not be entitled to any of the rights of a Participant.

Voting:	Holders of the CPS and EOS issued by each SPV shall have the right to determine how the SPV votes the Plan Shares held by the SPV, which, will be set forth in the memorandum and articles of association of the SPV.

Dividends and Other Distributions:	If dividends or other distributions (cash, securities or otherwise) are received by any of the SPVs with respect to the Plan Shares, then (i) if the CPS have not been converted, the amount of any such dividends or other distributions shall be distributed in turn to the Company or the Trust (as the case may be) as holder of the OS and shall reduce the Threshold Price (as defined below) until the Threshold Price becomes zero; provided that any amount of dividends or other distributions with respect to the Plan Shares that exceeds the Threshold Price shall be paid to the holders of the relevant CPS on a pro rata basis; or (ii) if the CPS have been converted into EOS, the amount of such dividends or other distributions shall be distributed to the holders of the corresponding EOS on a pro rata basis.

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Conversion of CPS:	Subject to applicable law, the memorandum and articles of association of the relevant SPV and the provisions hereof, CPS shall be convertible at the option of a holder at any time commencing from the date of issuance of the CPS to a Participant (the “CPS Issue Date”) and ending four years from the CPS Issue Date (the “Conversion Period”), or on such specific dates during the Conversion Period as the terms of the CPS shall provide, with such adjustments to the relevant Conversion Date (as defined below) as may be necessary for U.S. persons to avoid adverse U.S. tax consequences), provided that the number of CPS to be converted at the option of the holder of such CPS each time shall not be less than 50,000; provided further, however, that the right of the holder to convert any CPS held by him/her/it shall be permanently forfeited if, at any time, the relevant Participant (i) directly or indirectly, establishes, incorporates, forms, enters into, invest in, or participates in a Business as an owner, partner, investor, principal or shareholder or other proprietor (other than through a purchase on the open market, solely as a passive investment, of not more than 1% of the outstanding number of such shares of a listed company) of any Competitor; (ii) has become, is or becomes an officer, director, employee, consultant, adviser of, or otherwise, directly or indirectly, enter the employment of, continue any employment with or render any services to or for, any Competitor; (iii) knowingly performs or has performed any act that may confer a competitive benefit or advantage upon any Competitor; (iv) executes any agreements, gives any undertakings or adopts any other arrangements, which have restricted or impaired or will restrict or impair the ability of the Company, any Subsidiary or Related Entity (as the case may be) to engage in any of its businesses; (v) for the interests of Competitors, recruits, solicits, contacts, or employs (or attempt to recruit, solicit, contact or employ) any person employed by the Company, any Subsidiary or Related Entity (as the case may be) or induces any such employee to terminate his or her employment with the Company or any Subsidiary or Related Entity for the Participant’s benefit or the benefit of any other person or entity; or (vi) engages in any activity that, in the good faith judgment of the Administrator, is seriously and materially detrimental to the interests of the Company or any Subsidiary or Related Entity (in each case as determined by the Administrator) (each of (i), (ii), (iii), (iv), (v) and (vi), a “Repurchase Event”) (in such case, the CPS with respect to which conversion rights have been forfeited shall be referred to as “Non-Convertible CPS”). Upon the occurrence of a Repurchase Event, the relevant SPV shall repurchase the CPS held by the relevant Participant or its Permitted Transferee at the Subscription Price. Subject to applicable law, the memorandum and articles of association of the relevant SPV and the provisions hereof, upon the occurrence of a Repurchase Event, the relevant SPV shall sell the Plan Shares underlying the corresponding CPS and use the proceeds from the sale of such Plan Shares to repurchase the relevant CPS. In the event, the aggregate amount of the proceeds from the sale of such Plan Shares is less than the aggregate Subscription Price for the relevant CPS, the Company shall contribute additional funds to the relevant SPV or the Trust (as the case may be) to enable the SPV to consummate the repurchase of the relevant CPS.

For purposes of the Plan, the term “Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a significant business that is engaged in or is proposed to be engaged in by the Company, any Subsidiary or any Related Entity, as determined in good faith by the Administrator from time to time.

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“Business” means any Person, which carries on activities for profit, and shall be deemed to include any affiliate of such Person.

At the time of conversion, each holder of CPS shall be entitled to make an additional investment with respect to a CPS being converted into an EOS (an “Additional Investment”) up to the Threshold Price (as defined below) per CPS. The CPS are not redeemable at the option of the holder. All CPS will be redeemed by the relevant SPV issuer at their respective par value upon the expiration of the Conversion Period.

Upon conversion of the CPS of a SPV, the relevant SPV shall issue to the holder of the CPS being converted such number of EOS as calculated in accordance with the formula below:

Number of		Number of		FMV per Plan Share - Threshold Price + Additional
EOS	=	CPS	×	Investment
deliverable		converted		FMV per Plan Share

Where:

(i)	“FMV per Plan Share” means the fair market value of a Plan Share, where “fair market value” means:

	(a)	if the Plan Shares are listed on a recognized stock exchange, the closing price of the Plan Shares on the trading day immediately prior to the date on which the written notice with respect to the conversion of the relevant CPS in the form acceptable to the Plan Administrator is received by the Plan Administrator (the “Conversion Date”), or

	(b)	if the Plan Shares are not listed on a recognized stock exchange, the fair value of such Plan Shares as determined by the Administrator in good faith;

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	(ii)	“Threshold Price” shall initially be US$14.50, which shall be adjusted down from time to time to reflect dividends or other distributions paid with respect to the Plan Shares; and

	(iii)	If the FMV per Plan Share is equal to or less than the Threshold Price at the time of conversion, then the number of EOS deliverable to the holder shall be zero.

Exchange of EOSs	Subject to applicable law, the memorandum and articles of association of the relevant SPV and the provisions hereof, at any time after the Non-Exchange Period (as defined below), a holder of EOS shall be entitled to require the relevant SPV to exchange, in whole or in part, any number of EOS that such holder owns for Plan Shares by delivering to the relevant SPV a written notice of exchange in the form prescribed by the relevant SPV from time to time (the “Exchange Notice”); provided, however, that the right of the holder to exchange any EOS held by him/her/it shall be permanently forfeited upon the occurrence of a Repurchase Event (in such case, the EOS with respect to which exchange rights have been forfeited shall be referred to as “Non-Exchangeable EOS”). Upon the occurrence of a Repurchase Event, the relevant SPV shall repurchase the EOS held by the relevant holder at the lower of (a) the Repurchase FMV per Plan Share (as defined below) represented by the EOS or (b) the sum of the Subscription Price paid with respect to the corresponding CPS and any Additional Investment with respect to such EOS. Subject to applicable law, the memorandum and articles of association of the relevant SPV and the provisions hereof, upon the occurrence of a Repurchase Event, the relevant SPV shall sell the Plan Shares underlying the corresponding EOS and use the proceeds from the sale of such Plan Shares to repurchase the relevant EOS. In the event, the aggregate amount of the proceeds from the sale of the Plan Shares is less than the aggregate amount required for the repurchase of the relevant EOS, the Company shall contribute additional funds to the SPV or the Trust (as the case may be) to enable to the SPV to consummate the repurchase of the relevant EOS.

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“Repurchase FMV per Plan Share” means the fair market value of a Plan Share determined for purposes of the repurchase of the EOS held by the relevant holder upon the occurrence of a Repurchase Event, where “fair market value” means:

(a) if the Plan Shares are listed on a recognized stock exchange, the closing price of the Plan Shares on the trading day immediately prior to the date on which the SPV repurchases the EOS upon the occurrence of a Repurchase Even, or

(b) if the Plan Shares are not listed on a recognized stock exchange, the fair value of such Plan Shares as determined by the Administrator in good faith;

The exchange ratio of EOS to Plan Shares shall initially be 1:1, and shall be subject to adjustment in the event of subdivision or consolidation, stock dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification with respect to the Plan Shares.

For purposes of the Plan, the “Non-Exchange Period” means the period during which EOSs may not be exchanged for the Plan Shares, as determined by the Administrator from time to time, and shall in no event be less than eight (8) years from the issuance by the relevant SPV (or transfer by the Initial Subscriber) of the relevant CPS to the Participant.

Transfers:	Except for the Transfer (as defined below) by an Initial Subscriber to future Participants of CPS as described in the paragraph entitled “SPV Securities” above, the CPS and EOS shall not be transferred to third parties other than transfers to “Permitted Transferees”. “Permitted Transferees” means the Participant’s immediate family members (spouse, parents, siblings and children), any trust established by the Participant for the benefit of family members or by a family member for the benefit of the Participant, or any entity in which the Participant and/or his/her/its immediate family member has control and owns 80% or more in economic interests.

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“Transfer” means the transfer of ownership of legal or beneficial ownership in the CPS or EOS, including the transfer of economic interests therein, by means of contract or otherwise.

Tax Considerations:	The holder shall be responsible for the payment of any tax liability arising from the subscription for CPS, conversion of CPS, exchange of EOS and sale of Plan Shares and will indemnify the Company and the SPV against any taxes (withholding or otherwise) that may be imposed on them by the relevant tax authorities. Subject to applicable law, the Company and/or the relevant SPV issuer shall have the right to pay such tax, if any, on behalf of the Participant, and cancel such number of Plan Shares, CPS and/or EOS (as the case may be) having the fair market value equal to such tax liability.

Change in Control:	Except as may otherwise be provided in the memorandum and articles of association of a SPV or any other written agreement entered into by and between the Company, a SPV or the trustee on behalf of a Trust and a Participant, if a Change in Control occurs (or a binding agreement is executed whereby a Change in Control will occur as determined by the Administrator in its sole discretion), the Company or the trustee of the Trust (as the case may be) as determined in the sole discretion of the Administrator and without the consent of the Participant, shall be entitled to take (or cause or instruct the SPV or the trustee of the Trust to take) any of the following actions:

(i) amend the Conversion Period and/or the Non-Exchange Period and the terms relating to the conversion of CPS and the exchange of EOS, including without limitation, providing for the exchange of EOS for cash or the securities of the successor corporation, or a parent or subsidiary of the successor corporation, of the Company with other rights or property selected by the Administrator in its sole discretion; or

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(ii)	purchase any CPS or EOS for an amount of cash or Alibaba Shares equal to the value that could have been attained upon the conversion of CPS, exchange of EOS or realization of the Participant’s rights had such CPS or EOS been currently convertible or exchangeable (as the case may be) (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the conversion of such CPS or exchange of EOS or realization of the Participant’s rights, then such CPS and/or EOS may be repurchased by the SPV for no consideration);

provided, however, with respect to U.S. persons, no CPS will be converted or purchased for cash under (i) or (ii) (as the case may be) unless the Administrator determines that the Change in Control is also a “change in ownership or effective control” of the Company within the meaning of Section 409A of the United States Internal Revenue Code of 1986, as amended.

For purposes of this Plan, “Change in Control” means any of the following transactions:

(a)	an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own more than fifty percent (50%) of the voting securities of the surviving entity;

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

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(c)	the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(d)	any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) the securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting securities in connection with any such transaction such that holders of the Company’s voting securities immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting securities of the Company after the transaction; or

(e)	the acquisition in a single or series of related transactions by any person or related group of persons (other than employees of one or more Group Members or entities established for the benefit of the employees of one or more Group Members) of (A) control of the Board or the ability to appoint a majority of the members of the Board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities.

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“Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

“Group Member” means the Company, any Subsidiary or any Related Entity.

Lock-Up:	The Plan Shares will be subject to customary market standoff provisions as may be imposed by the underwriters or pursuant to the policy of the Company in the event the Plan Shares become publicly traded following an initial public offering of the securities of the Company.

Liquidation:	Upon full exchange and/or repurchase of all of the EOS of an SPV (other than the Non-Exchangeable EOS, if any), as a result of which no more EOS are outstanding (other than the Non-Exchangeable EOS, if any), the SPV shall be liquidated and any Plan Shares remaining in the SPV shall be (i) distributed to the Company with respect to the OS in a liquidating distribution (or if the OS are held by the Trust at the time of the liquidation of the SPV, to the Trust which will then be distributed by the Trust to the Company) (ii) or sold for cash. Any cash remaining in the SPV shall, upon the exchange of all EOS (other than Non-Exchangeable EOS), be transferred to the Company as holder of the OS or such other Person designated by the Company (or if the OS are held by the Trust, to the Trust which will then be distributed by the Trust to the Company or such other Person designated by the Company).

Subject to applicable law, a SPV shall not be liquidated if there are any CPS or EOS outstanding, except that a SPV may be liquidated if the only CPS or EOS outstanding are Non-Convertible CPS or Non-Exchangeable EOS.

CPS/EOS Documentation:	The Subscription Agreement and other documentation relating to CPS and EOS shall contain such other terms provisions and conditions not inconsistent with the 2011 Plan, as may be determined by the Administrator in its sole discretion from time to time.

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Amendments:	The Administrator shall be entitled to amend the Plan to correct manifest errors and in order to ensure that the Plan complies with any legal or regulatory requirements (including stock exchange rules) for so long as any such amendment does not adversely affect the interests of the Participants.

Governing Law:	Cayman Islands law

Dispute Resolution:	International Chamber of Commerce arbitration in Hong Kong

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